UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

DIADEXUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Award

On December 15, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of diaDexus, Inc. (the “Company”) granted a cash bonus in the amount of $112,000 to Emi Zychlinsky, Ph.D., in recognition of Dr. Zychlinsky’s significant role in the Company’s receipt of 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its PLAC® Test for Lp-PLA2 Activity. The FDA’s clearance of this test is an important step in the Company’s ability to achieve its vision of evolving from a single-product business into a multi-product company. The cash bonus will be paid in 2014.

Amendment of Key Employee Severance Plan

On December 15, 2014, the Committee amended the Company’s Key Employee Severance Benefit Plan (the “Severance Plan”) to reduce the severance benefits payable for involuntary terminations that occur within the first year of employment. The Committee originally approved the Severance Plan on October 30, 2013, as disclosed in the Company’s Form 8-K dated November 5, 2013, to provide consistency in severance benefit rights across the Company’s executive team and key employees. In recent months, as part of the Company’s commitment to controlling expenses, maintaining consistency for key employees and increasing value to stockholders, the Committee has been reevaluating the executive severance program. Under the Severance Plan, the Committee adopted amendments that limits cash severance to 3 months base salary and premiums for continued post-termination health insurance coverage if the participant’s employment is terminated without cause prior to his or her first anniversary of employment, and to 6 months of the same if the termination occurs thereafter. If a termination without cause or a resignation for good reason occurs immediately prior to or within 12 months after a change in control, and regardless of whether such termination occurs within the first year of employment, the cash severance benefit is 6 months for all participants other than the chief executive officer, and 12 months for the chief executive officer. The cash severance is paid over time in the absence of a change of control, and in a lump sum if in connection with a change in control. Each executive must sign a participation notice to be eligible to receive benefits under the amended Severance Plan. The Committee did not amend the Severance Plan provision with respect to full vesting of outstanding equity awards if the qualifying termination occurs immediately prior to or within 12 months after a change in control. The Committee continued the requirement that the participant sign an effective release of all claims as a condition to receiving any of the severance benefits.

The foregoing is only a summary of the material terms of the amended Severance Plan, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the amended Severance Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	diaDexus, Inc. Amended and Restated Key Employee Severance Benefit Plan, adopted December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc. (Registrant)
Date: December 17, 2014

	By:	/s/ Lori Rafield, Ph.D
Lori Rafield, Ph.D
Interim Executive Chair, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	diaDexus, Inc. Key Employee Severance Benefit Plan, adopted December 15, 2014, as amended